                                                                   Exhibit 10.17

                      AMENDED AND RESTATED CREDIT AGREEMENT

            THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 22, 2001 (as amended, modified, restated or supplemented from time to time, this "Credit Agreement"), is by and among RESORTQUEST INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the Guarantors (as defined herein), the Lenders (as defined herein), CITIBANK, N.A. (together with its successors and permitted assigns, "Citibank"), as administrative agent for the Lenders (in such capacity, the "Agent"), BANK OF AMERICA, N.A., as documentation agent (in such capacity, the "Documentation Agent"), CREDIT LYONNAIS NEW YORK BRANCH, as syndication agent (in such capacity, the "Syndication Agent") and SALOMON SMITH BARNEY INC., as arranger (in such capacity, the "Arranger").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Credit Agreement dated as of May 26, 1998 (as amended by a letter agreement dated as of September 30, 1998, a Second Amendment dated as of December 7, 1998, a Third Amendment dated as of April 16, 1999, a Fourth Amendment dated as of June 1, 1999 and a Fifth Amendment dated as of December 31, 1999, collectively, the "Existing Agreement"), among the Borrower, the guarantors party thereto, the lenders described therein, Societe Generale, as Co-Agent, and Bank of America, N.A., formerly NationsBank, N.A., as agent for the lenders described in the Existing Agreement (in such capacity, the "Existing Agent"), such lenders extended certain commitments to make certain credit facilities available to the Borrower; and

            WHEREAS, the Borrower, the Agent, the Existing Agent, the lenders described in the Existing Agreement and the New Lenders (as defined herein) desire to amend and restate the Existing Agreement (i) to modify the credit facilities provided thereunder and to make certain other amendments to the Existing Agreement, (ii) to add certain Lenders not party to the Existing Agreement, (iii) to remove the Departing Lenders (as defined herein), (iv) to provide for the resignation of the Existing Agent as agent, and (v) to provide for the appointment of the Agent, as agent for the Lenders,

            NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Existing Agreement to read in its entirety as follows:

                                   SECTION 1.
                                   DEFINITIONS

            1.1 Definitions. As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

            "Acquisition" means the acquisition by any Person of all of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

            "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

            "Additional Creditors" shall have the meaning assigned to such term in the Intercreditor Agreement.

            "Additional Facility Documents" shall have the meaning assigned to such term in the Intercreditor Agreement.

            "Additional Revolving Commitment" means the commitment of a Lender to make Additional Revolving Loans pursuant to Section 2.1(a)(iii).

            "Additional Revolving Facility Supplement" means an amendment to this Credit Agreement executed and delivered by the Borrower, the Agent, and one or more of the Lenders which sets forth (a) the Additional Revolving Commitments of each such Lender, and (b) any fees to be paid in connection with such Additional Revolving Commitments in addition to the fees payable pursuant to
Section 3.5.

            "Additional Revolving Loan" means any Loan made by a Lender to the Borrower pursuant to subsection 2.1(a)(iii).

            "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

            "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

            "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person, or (iii) that is a director or officer of such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agency Services Address" means Citibank, N.A., Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Jackie Roman, or such other address as may be identified by written notice from the Agent to the Borrower.

            "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.


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

            "Agent's Fee Letter" means that certain letter agreement, dated September 14, 2000, among CAN, the Arranger and the Borrower, as amended, modified, restated or supplemented from time to time.

            "Agent's Fees" shall have the meaning assigned to such term in
Section 3.5(c).

            "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

            "Applicable Percentage" means, for purposes of calculating (i) the applicable interest rate for any day for any Base Rate Loan, (ii) the applicable interest rate for any Eurodollar Loan, and (iii) the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a), the appropriate applicable percentage corresponding to the Consolidated Leverage Ratio in effect as of the most recent Calculation Date, as shown in the following table:

 ==============================================================================
               Consolidated     Applicable       Applicable        Applicable
                 Leverage     Percentage For   Percentage For    Percentage For
 Pricing Level     Ratio     Eurodollar Loans  Base Rate Loans    Unused Fees
 ------------------------------------------------------------------------------

       I     < = 2.0 to 1.0       2.0 %             1.0%             0.375%
 ------------------------------------------------------------------------------

      II       > 2.0 to 1.0        2.0%             1.0%             0.500%
 ==============================================================================

The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five (5) Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the first Calculation Date occurring subsequent to September, 2000 and, thereafter, the Applicable Percentage shall be determined by the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, and (ii) if the Borrower fails to provide the officer's certificate to the Agency Services Address as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level II until such time as an appropriate officer's certificate is provided, whereupon the Applicable Percentage shall be determined by the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Revolving Loans as well as any new Revolving Loans made or issued.


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

            "Arranger" shall have the meaning assigned to such term in the preamble to this Credit Agreement, it being understood and agreed that the Arranger shall have no obligations or duties for or on behalf of any party to this Credit Agreement or any other Credit Document.

            "Asset Disposition" means the disposition of any or all of the assets of any Consolidated Party, whether by sale, lease, transfer or otherwise unless such disposition is permitted by the terms of Section 8.13(i) or (ii) hereof.

            "Assigned Rights and Obligations" shall have the meaning assigned to such term in Section 1.2(a).

            "Assignment and Acceptance" has the meaning set forth in Section 11.3(b)(v).

            "Aston Management Agreements" means those certain management agreements between The Hotel Corporation of the Pacific d/b/a Aston Hotels & Resorts, as manager, and certain property owners that provide for certain guaranteed rental returns to such property owners.

            "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

            "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
(60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

            "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.


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

            "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

            "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

            "Businesses" shall have the meaning assigned to such term in Section 6.15(a).

            "Calculation Date" has the meaning set forth in the definition of "Applicable Percentage" set forth in this Section 1.1.

            "CAN" means Citicorp North America, Inc.

            "Canadian Subsidiaries" means Whistler Chalets Holding Corp., a Canada corporation, and Whistler Chalets Ltd., a British Columbia corporation.

            "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the

Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which any Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

            "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) sufficient to elect a majority of the Borrower's Board of Directors or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

            "Citibank" shall have the meaning assigned to such term in the preamble to this Credit Agreement.

            "Closing Date" means the date hereof.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

            "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

            "Collateral Agent" means Citibank, N.A., in its capacity as collateral agent for the Lenders, the Noteholders and the Additional Creditors pursuant to the Intercreditor Agreement.

            "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, any collateral documents executed pursuant to
Section 7.12 and such other documents executed and delivered in connection with the attachment and perfection of the

Collateral Agent's security interests in the assets of the Credit Parties, including without limitation, UCC financing statements and patent and trademark filings.

            "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender, (ii) with respect to the Issuing Lender, the LOC Commitment, and (iii) with respect to the Swingline Lender, the Swingline Commitment.

            "Consolidated Capital Expenditures" means, for any period, all capital expenditures of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP. In each fiscal year, Consolidated Capital Expenditures shall be computed on a non-cumulative basis with Consolidated Capital Expenditures for prior fiscal years.

            "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(A) Consolidated Interest Expense for such period, (B) total federal, state, local and foreign income, value added and similar taxes for such period and (C) depreciation and amortization expense for such period, all as determined in accordance with GAAP; provided, however, at the option of the Borrower, Consolidated EBITDA would also include Consolidated EBITDA attributable to each acquisition made during such period in an amount equal to:

            (1) when computing Consolidated EBITDA for use in determining the Fixed Charge Coverage Ratio, the greater of (a) the actual Consolidated EBITDA attributable to the Property acquired for the period from the acquisition date to the applicable calculation date, or (b) an amount equal to (I) Consolidated EBITDA computed on a pro forma basis with respect to the Property acquired as if the acquisition date had occurred 12 months prior to the applicable calculation date, divided by (II) twelve
      (12), multiplied by (III) the number of full calendar months that have elapsed between the actual acquisition date and the applicable calculation date; and

            (2) when computing Consolidated EBITDA for any other purpose, an amount equal to Consolidated EBITDA computed on a pro forma basis with respect to the Property acquired as if the acquisition date had occurred 12 months prior to the applicable calculation date.

            "Consolidated Fixed Charges" means, for any period, the sum of Consolidated Interest Expense for the applicable period plus Consolidated Scheduled Funded Debt Payments for the applicable period plus Consolidated Rent Expense for the applicable period plus dividends paid for the applicable period plus Major Earnout Payments for the applicable period plus Net Aston Guaranty Payments for the applicable period.

            "Consolidated Fixed Debt" means, with respect to the Consolidated Parties on a consolidated basis in accordance with GAAP, Indebtedness for borrowed money bearing interest at a fixed rate.

            "Consolidated Interest Expense" means, for any period, interest expense (including the interest component under Capital Leases and the implied interest component under Synthetic Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

            "Consolidated Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Funded Indebtedness of the Consolidated Parties as at such day to (b) Consolidated EBITDA of the Consolidated Parties for the consecutive four fiscal quarters ending on such day.

            "Consolidated Net Income" means, for any period, net income (excluding extraordinary items) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

            "Consolidated Net Worth" means, as of any date, shareholders' equity or net worth of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

            "Consolidated Parties" means a collective reference to the Borrower and its Subsidiaries, and "Consolidated Party" means any one of them.

            "Consolidated Rent Expense" means, for any period, the total rental expense for Operating Leases of the Consolidated Parties (whether a lease of real property, personal property or mixed), as determined in accordance with GAAP.

            "Consolidated Revenues" means, for any period, the gross revenues, receipts and income (excluding extraordinary items) for such period of the Consolidated Parties on a consolidated basis (including, without limitation and without duplication, all management fees, service fees, marketing fees, any other fees or items of payment or collection received by any Consolidated Party during such period), as determined in accordance with GAAP.

            "Consolidated Scheduled Funded Debt Payments" means, as of the end of each fiscal quarter of the Consolidated Parties, for the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Consolidated Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 3.3.

            "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Consolidated Parties, determined on a consolidated basis in accordance with GAAP.

            "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

            "Contribution Share" shall have the meaning assigned to such term in
Section 4.6.

            "Credit Documents" means a collective reference to this Credit Agreement, the Revolving Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter, the Collateral Documents, the Intercreditor Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

            "Credit Parties" means a collective reference to the Borrower, the Guarantors and the Canadian Subsidiaries, and "Credit Party" means any one of them.

            "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender and Swingline Lender) and the Agent, whenever arising, under this Credit Agreement, the Revolving Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

            "Debt Issuance" means the issuance of any Indebtedness for borrowed money by any Consolidated Party.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

            "Departing Lender" means each "Lender" party to, and as defined in, the Existing Agreement which will not be a Lender under this Credit Agreement on the Closing Date.

            "Departing Lender Consent" means the consent made by each Departing Lender, substantially in the form of Exhibit 5.1(o) annexed hereto.

            "Documentation Agent" shall have the meaning assigned to such term in the preamble to this Credit Agreement, it being understood and agreed that the Documentation Agent shall have no obligations or duties as agent for or on behalf of any party to this Credit Agreement or any other Credit Document.

            "Dollars" and "$" means dollars in lawful currency of the United States of America.

            "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent (such approval not to be unreasonably withheld or delayed by the Agent) and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee. If a Lender, prior to the occurrence of an Event of Default hereunder, proposes to assign its right, interest and obligations hereunder to a Person that is at the time of such assignment either (i) a competitor of the Borrower, or (ii) an Affiliate of a competitor of the Borrower or a Person who is not engaged in the business of making commercial loans in the ordinary course of its business, then it shall be within the Borrower's sole discretion whether such Person is an Eligible Assignee.

            "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Materials of Environmental Concern or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

            "Equity Issuance" means any issuance by any Consolidated Party to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA Affiliate" means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

            "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under
Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

            "Eurodollar Loan" means any Revolving Loan that bears interest at a rate based upon the Eurodollar Rate.

            "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

            "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

            "Event of Default" means such term as defined in Section 9.1.

            "Excess Share" shall have the meaning assigned to such term in
Section 4.6.

            "Existing Agent" shall have the meaning assigned to such term in the recitals hereof.

            "Existing Agreement" shall have the meaning assigned to such term in the recitals hereof.

            "Existing Letters of Credit" means the letters of credit issued pursuant to Section 2.2 of the Existing Agreement listed on Schedule 2.2 annexed hereto which will, as of the Closing Date, be deemed outstanding as Letters of Credit issued pursuant to Section 2.2 of this Credit Agreement.

            "Fees" means all fees payable pursuant to Section 3.5.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

            "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Borrower for the twelve month period ending on such date, the ratio of (a) Consolidated EBITDA for the applicable period plus Consolidated Rent Expense for the applicable period to (b) Consolidated Fixed Charges for the applicable period.

            "Fixed Debt to Total Debt Ratio" means, as of any date of determination, the ratio (expressed as a percentage) of Consolidated Fixed Debt to Consolidated Total Debt, computed as of the last day of the immediately preceding fiscal quarter.

            "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

            "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all obligations of such Person under Capital Leases, (f) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (h) the principal portion of all obligations of such Person under Synthetic Leases, (i) all Indebtedness of another Person of the type referred to in clause (a)-(h) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (j) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clauses (a)-(h) above of another Person and (k) Indebtedness of the type referred to in clauses (a)-(h) above of any partnership or unincorporated joint venture for which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto. Notwithstanding the foregoing, the obligations of the Borrower under any Hedging Agreement required under Section 7.15 of this Credit Agreement shall be excluded in the calculation of Funded Indebtedness of the Borrower and the Consolidated Parties.

            "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

            "Government Acts" shall have the meaning assigned to such term in
Section 2.2(i).

            "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantors" means each Subsidiary listed on the signature pages to this Credit Agreement and any Subsidiary which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Guarantor" means any one of them.

            "Guaranteed Obligations" shall have the meaning assigned to such term in Section 4.6.

            "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

            "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Materials of Environmental Concern, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Materials of Environmental Concern, and any corrective action or response action with respect to any of the foregoing.

            "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement between any Credit Party and any Lender, or any Affiliate of a Lender.

            "Indebtedness" of any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person,
(e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date (l) the principal portion of all obligations of such Person under Synthetic Leases, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

            "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnified Party shall be designated as a party or a potential party thereto, and any fees or expenses incurred by the Indemnified Parties in enforcing the indemnity contained in Section 7.13(c)), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Party, in any manner relating to or arising out of (i) this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranteed Obligations), (ii) the statements contained in the commitment letter delivered by any Lender to the Borrower with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrower or any of its Subsidiaries.

            "Indemnified Party" shall have the meaning assigned to such term in
Section 7.13(c).

            "Intellectual Property" shall have the meaning assigned to such term in Section 6.16.

            "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Market Screen Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

            "Intercreditor Agreement" means the Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of even date herewith, by and among the Collateral Agent, the Noteholders, the Agent, the Lenders and the Additional Creditors, substantially in the form of Exhibit 1.1(a) annexed hereto, as amended, modified, supplemented or restated from time to time.

            "Interest Payment Date" means (a) as to Base Rate Loans and Swingline Loans, the last Business Day of each calendar month, the date of any prepayment thereof and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of any prepayment thereof and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than one month, then also the date one month from the beginning of the Interest Period and each month thereafter.

            "Interest Period" means as to Eurodollar Loans which constitute all or part of the Revolving Loans, a period of seven days' or one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date, and (c) where an Interest Period of one, two, three or six months' duration begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar interest rate protection agreement or arrangement to which a Credit Party is a party.

            "Investment" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

            "Issuing Lender" means (i) with respect to any Letter of Credit issued from and after the Closing Date, CAN, and (ii) with respect to any Existing Letter of Credit, Bank of America, N.A., formerly NationsBank, N.A.

            "Issuing Lender Fees" shall have the meaning assigned to such term in Section 3.5(b)(ii).

            "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

            "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, any Person which may become a Lender by way of assignment in accordance with the terms hereof, and any Supplemental Lender, together with their respective successors and permitted assigns.

            "Lending Party" shall have the meaning assigned to such term in
Section 11.15.

            "Letter of Credit" means (i) any letter of credit issued by an Issuing Lender for the account of the Borrower in accordance with the terms of
Section 2.2, and (ii) any Existing Letter of Credit.

            "Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or other similar recording or notice statute, and any lease in the nature thereof).

            "Loan" or "Loans" means the Revolving Loans and/or the Swingline Loans, individually or collectively, as appropriate.

            "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit from and after the Closing Date in an aggregate face amount at any time outstanding (including the face amount of each Existing Letters of Credit then outstanding), together with the amounts of any unreimbursed drawings thereon, of up to the LOC Committed Amount.

            "LOC Committed Amount" means TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000).

            "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

            "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

            "Locations" shall have the meaning assigned to such term in Section 6.15(a) hereof.

            "Major Earnout Payments" means, for any period of determination, earnout payments made during such period to the sellers of any companies acquired by the Borrower that (i) have a duration of more than 36 calendar months and (ii) are expected to exceed $500,000 on a cumulative basis with respect to any single company.

            "Major Subsidiary" means, at any time, any Subsidiary of the Borrower owning Property which generates Consolidated EBITDA, computed for the preceding four fiscal quarters on the basis of historical financial statements, of $1,000,000 or more. A Major Subsidiary shall also constitute a Material Subsidiary for purposes of this Credit Agreement.

            "Material Adverse Effect" means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, Properties or prospects of the Consolidated Parties (taken as a whole), (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to it is a party or (iii) the legality, validity or enforceability of the Credit Documents or the material rights and remedies of the Agent or the Lenders thereunder.

            "Material Agreement" means any contract, lease, loan agreement, indenture, mortgage, deed of trust, security agreement or other agreement, instrument, obligation or arrangement to which any of the Consolidated Parties is a party or by which any of their respective properties is bound (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

            "Material Subsidiary" means, at any time, any Subsidiary of the Borrower owning Property which generates Consolidated EBITDA, computed for the preceding four fiscal quarters on the basis of historical financial statements, of $300,000 or more.

            "Material Foreign Subsidiary" means any Material Subsidiary of the Borrower which is a Foreign Subsidiary.

            "Materials of Environmental Concern" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Location or to the indoor or outdoor environment.

            "Maturity Date" means January 22, 2004.

            "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

            "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

            "Multiple Employer Plan" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

            "Net Aston Guaranty Payments" means, for any period of determination, an amount equal to the remainder, which shall not be less than zero, of (i) all payments made during such period by any Consolidated Party pursuant to the Aston Management Agreements, minus (ii) all management fees, service fees, marketing fees, any other fees and any other income paid during such period to any Consolidated Party pursuant to the Aston Management Agreements.

            "Net Cash Proceeds" means the aggregate cash proceeds received by a Consolidated Party in respect of any Equity Issuance, any Debt Issuance or any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" with respect to any Asset Disposition shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Consolidated Party in connection with such Asset Disposition.

            "New Lenders" means all of the "Lenders" party to, and as defined in, this Credit Agreement which are not Lenders under the Existing Agreement immediately prior to the Closing Date.

            "Note Purchase and Guarantee Agreement" means the Note Purchase and Guarantee Agreement, dated as of June 1, 1999, among the Credit Parties and the Noteholders, as amended, modified, supplemented or restated from time to time.

            "Noteholders" means the noteholders party from time to time to the Note Purchase and Guarantee Agreement.

            "Notice of Borrowing" means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i) or
Section 2.3(b).

            "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by
Section 3.2.

            "Obligations" means, collectively, the Revolving Loans, the Swingline Loans and the LOC Obligations.

            "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

            "Other Taxes" shall have the meaning assigned to such term in
Section 3.11.

            "Participation Interest" means a purchase by a Lender of a participation in (a) Letters of Credit or LOC Obligations as provided in Section 2.2, (b) Swingline Loans as provided in Section 2.3(b)(iii) and (c) any Revolving Loans as provided in Section 3.14.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

            "Permitted Acquisition" means an Acquisition by the Borrower or any Subsidiary of the Borrower for the fair market value of the Property acquired, provided that (i) the Property acquired in such Acquisition relates to a line of business similar or complimentary to the business of the Borrower or any of its Subsidiaries engaged in on the Closing Date, (ii) in the case of an Acquisition of the capital stock of another Person, (A) the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and (B) such Person shall become a wholly-owned direct or indirect Subsidiary of the Borrower, (iii) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and no Default or Event of Default exists as of the date of such Acquisition (after giving effect thereto), (iv) if the Acquisition shall exceed $500,000, the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to the Acquisition on a pro forma basis, the Credit Parties will be in compliance with all of the covenants set forth in Section 7.11, and the Borrower shall have delivered to the Lender a certificate that, upon giving effect to the Acquisition, the Borrower shall have liquidity (i.e. unused availability of Loans plus cash and Cash Equivalents) of at least $5,000,000, (v) the aggregate consideration (including cash and non-cash consideration) and any assumption of liabilities for (A) all such Acquisitions occurring during any calendar year shall not exceed $50,000,000 (computed on a non-cumulative basis), and (B) any single Acquisition occurring after the Closing Date shall not exceed 20% of Consolidated Net Worth and (vi) the aggregate cash consideration for all such Acquisitions occurring during any calendar year shall not exceed $30,000,000 (computed on a non-cumulative basis).

            "Permitted Investments" means any of the following Investments:

            (i)   Cash and Cash Equivalents;

            (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

            (iv)  Investments existing as of the Closing Date and set forth in
                  Schedule 1.1(a);

            (v)   transactions permitted by Section 8.8;

            (vi) advances or loans to agents, customers or suppliers that do not exceed $250,000 in the aggregate at any one time outstanding for all of the Consolidated Parties;

            (vii) Investments in any Credit Party; provided, however, that (A)
                  no Credit Party other than the Borrower shall be permitted to purchase shares of Capital Stock of the Borrower, and (B) in addition to the Investments permitted under clause (x) of this definition below, the Borrower shall be permitted to repurchase shares of Capital Stock of the Borrower provided that (1) the aggregate amount applied to any such repurchase shall not in any fiscal quarter exceed 20% of Trailing Twelve Month Net Income, (2) after giving effect to such repurchase as on the date of such repurchase, the Consolidated Leverage Ratio shall be less than 2.0 to 1.0, and (3) no

                  Default or Event of Default shall have occurred and be continuing as of the date of such repurchase or will occur as a result of such repurchase;

           (viii) Permitted Acquisitions;

            (ix) earnout payments (other than Major Earnout Payments) made to sellers of companies acquired by the Borrower during the applicable period;

            (x) the acquisition by the Borrower of not more than 1,000,000 shares of the capital stock of the Borrower in exchange for the cancellation, in whole or in part, of two promissory notes payable by Andre S. Tatibouet to the Borrower in the aggregate principal amount of $5,000,000; and

            (xi) other loans, advances and investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $500,000 in the aggregate at any time outstanding.

            "Permitted Liens" means:

            (i) Liens in favor of the Collateral Agent to secure the Credit Party Obligations and the obligations of the Credit Parties under the Senior Note Documents;

            (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

            (iii) statutory Liens of landlords and Liens of carriers,
                  warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

            (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

            (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

            (vii) Liens on Property securing purchase money Indebtedness
                  (including Capital Leases and Synthetic Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

           (viii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

            (ix) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

            (x) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; and

            (xi)  Liens existing as of the Closing Date and set forth on
                  Schedule 1.1(b); provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced.

            "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

            "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

            "Pledge Agreement" means the amended and restated pledge agreement dated as of even date herewith executed and delivered by the Borrower, the Guarantors and the Canadian Subsidiaries in favor of the Collateral Agent, for the benefit of the Secured Parties on a pari passu basis, to secure the Secured Obligations, substantially in the form of Exhibit 1.1(b) annexed hereto, as amended, modified, restated or supplemented from time to time.

            "Prime Rate" means the per annum rate of interest established from time to time by Citibank, N.A. as its base rate, which rate may not be the lowest rate of interest charged by Citibank, N.A. to its customers.

            "Principal Office" means the principal office of Citibank, presently located at New York, New York.

            "Pro Forma Compliance Certificate" means a certificate of an officer of the Borrower delivered to the Agent in connection with a Permitted Acquisition stating that no Default or Event of Default exists and containing reasonably detailed calculations demonstrating that, upon giving effect to the applicable transaction on a pro forma basis, the Credit Parties shall be in compliance with the financial covenants contained in Section 7.11.

            "Pro Rata Share" shall have the meaning assigned to such term in
Section 4.6.

            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock.

            "Proposed Increased Commitment" shall have the meaning assigned to such term in Section 1.2(a)(iii).

            "Purchasing Lender" shall have the meaning assigned to such term in
Section 1.2(a).

            "Quoted Rate" means, with respect to a Swingline Loan, the rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan.

            "Register" shall have the meaning assigned to such term in Section 11.3(c).

            "Regulation G, T, U, or X" means Regulation G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

            "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

            "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and having or holding in the aggregate more than 50% of (i) the outstanding Loans (exclusive of principal amounts subject to Participation Interests), LOC Obligations (exclusive of amounts subject to Participation Interests) and Participation Interests, or (ii) if no Loans, LOC Obligations or Participation Interests shall be outstanding, the Commitments (and Participation Interests therein).

            "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

            "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

            "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in accordance with the provisions of Sections 2.2, 2.3(b)(iii) and 3.14. The aggregate principal amount on the date hereof of each Lender's Revolving Percentage of the Revolving Committed Amount is set forth on Schedule 2.1(a). A Lender's Revolving Commitment may be increased in accordance with the provisions of Section 2.1(a)(iii).

            "Revolving Commitment Percentage" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified (i) to account for any Additional Revolving Commitment made pursuant to Section 2.1(a)(iii) or (ii) in connection with any assignment made in accordance with the provisions of Section 11.3.

            "Revolving Committed Amount" means FORTY MILLION DOLLARS ($40,000,000), as the same may be increased by the aggregate amount of any Additional Revolving Commitments made pursuant to Section 2.1(a)(iii), or such lesser amount as the Revolving Committed Amount may be reduced pursuant to
Section 3.4.

            "Revolving Loans" shall have the meaning assigned to such term in
Section 2.1(a).

            "Revolving Note" or "Revolving Notes" means the amended and restated promissory notes of the Borrower in favor of each of the Lenders, which (i) amend and restate the "Revolving Notes" issued by the Borrower pursuant to the Existing Agreement, and (ii) evidence the Revolving Loans provided pursuant to
Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

            "Revolving Obligations" means, collectively, Revolving Loans, Swingline Loans and LOC Obligations.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

            "Secured Documents" means the Credit Documents, the Senior Note Documents and the Additional Facility Documents.

            "Secured Obligations" means the Credit Party Obligations, the obligations of the Credit Parties under the Senior Note Documents and the Additional Facility Documents and all other obligations of the Credit Parties secured by the Collateral Documents.

            "Secured Parties" means the Lenders, the Noteholders, the Additional Creditors and their successors and permitted assigns.

            "Security Agreement" means the amended and restated security agreement dated as of even date herewith executed and delivered by the Borrower and the Guarantors in favor of the Collateral Agent, for the benefit of the Secured Parties on a pari passu basis, to secure the Secured Obligations, substantially in the form of Exhibit 1.1(c) annexed hereto, as amended, modified, restated or supplemented from time to time.

            "Selling Lender" shall have the meaning assigned to such term in
Section 2.1(a).

            "Senior Note Documents" means the Note Purchase and Guarantee Agreement, the Senior Notes, the Collateral Documents and all other mortgages, security agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby.

            "Senior Notes" means the $50,000,000 9.06% Guaranteed Senior Secured Notes issued by the Borrower to the Noteholders pursuant to the Note Purchase and Guarantee Agreement.

            "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

            "Software Expenditures" means, for any period, all capital expenditures of the Consolidated Parties incurred for computer software systems, software development, computer hardware and related items, computed on a consolidated basis for such period, as determined in accordance with GAAP. Software Expenditures shall be subject to the restrictions set forth in Section 7.11(d).

            "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

            "Supermajority Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and having or holding in the aggregate 66.67% or more of (i) the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit), or (ii) if no Loans or Participation Interests shall be outstanding, the Commitments (and Participation Interests therein).

            "Supplemental Lender" shall have the meaning assigned to such term in Section 2.1(a)(iii).

            "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

            "Swingline Committed Amount" means TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000).

            "Swingline Lender" means CAN.

            "Swingline Loans" shall have the meaning assigned to such term in
Section 2.3(a).

            "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $2,500,000, as such promissory note may be amended, modified, restated or replaced from time to time.

            "Syndication Agent" shall have the meaning assigned to such term in the preamble to this Credit Agreement, it being understood and agreed that the Syndication Agent shall have no obligations or duties as agent for or on behalf of any party to this Credit Agreement or any other Credit Document.

            "Synthetic Leases" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

            "Taxes" shall have the meaning assigned to such term in Section
3.11.

            "Total Assets" means, as at any date, all items, which in accordance with GAAP, would be classified as assets of the Consolidated Parties on a consolidated basis.

            "Total Utilization of Commitments" means, as of any date of determination, the sum of (i) the aggregate principal amount of all outstanding Loans, plus (ii) all outstanding LOC Obligations.

            "Trailing Twelve Month Net Income" means, as of any date of determination, net income (excluding extraordinary items) after taxes of the Consolidated Parties on a consolidated basis for the 12 consecutive months ending on the last day of the fiscal quarter immediately preceding such date of determination, as determined in accordance with GAAP.

            "UCC" means the Uniform Commercial Code as adopted and in effect in any relevant jurisdiction or other similar recording or notice statute in effect in any relevant jurisdiction, in each case as amended, and any successor statute thereto.

            "UCP" shall have the meaning assigned to such term in Section
2.2(h).

            "United States" means the United States of America.

            "Unused Fee" shall have the meaning assigned to such term in Section 3.5(a).

            "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

            "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

            "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, including any such Capital Stock as to which the right so to vote has been suspended by the happening of such a contingency.

            "Wholly-Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock or other equity interests are at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

            1.2 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

            1.3 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. Calculations in connection with the definitions, covenants and other provisions of this Credit Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in Section 7.1. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and the Borrower, the Agent or Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Agent and the Lenders reconciliation statements provided for in Section 7.1(d).

      Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 7.11 (including without limitation for purposes of the definitions of "Applicable Percentage" set forth in Section 1.1), so long as the Borrower shall have provided the Agent with a Pro Forma Compliance Certificate with respect to the applicable Permitted Acquisition, income statement items (whether positive or negative) attributable to any Property acquired in any Permitted Acquisition described in clause (viii) of the definition of "Permitted Investment" and any Indebtedness incurred by the

Borrower or any of its Subsidiaries in order to consummate such Permitted Acquisition shall be included to the extent relating to any period applicable in such calculations occurring after the date of such Permitted Acquisition (and, notwithstanding the foregoing, during the first four fiscal quarters following the date of such Permitted Acquisition, such Permitted Acquisition and any Indebtedness incurred by the Borrower or any of its Subsidiaries in order to consummate such Permitted Acquisition (A) shall be deemed to have occurred on the first day of the four fiscal quarter period immediately preceding the date of such Permitted Acquisition and (B) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination).

                                   SECTION 2.
                                CREDIT FACILITIES

            2.1 Revolving Loans.

            (a) (i) Revolving Commitments. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Business Day prior to the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that (i) with regard to the Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus Swingline Loans outstanding shall not exceed the Revolving Committed Amount and (ii) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed (A) such Lender's Revolving Commitment Percentage, multiplied by (B) the Revolving Committed Amount less all LOC Obligations outstanding less all Swingline Loans outstanding. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than five (5) Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                  (ii) Reallocation of Revolving Commitment Percentages. On the
            Closing Date, each Lender that will have a greater Revolving Commitment Percentage upon the Closing Date than its Revolving Commitment Percentage (under and as defined in the Existing Agreement) immediately prior to the

            Closing Date (including any New Lender) (each a "Purchasing Lender"), without executing an Assignment and Acceptance, shall be deemed to have automatically purchased assignments pro rata from each Departing Lender and each Lender that will have a smaller Revolving Commitment Percentage upon the Closing Date than its Revolving Commitment Percentage (under and as defined in the Existing Agreement) immediately prior to the Closing Date (each a "Selling Lender") in all such Selling Lenders' rights and obligations under this Credit Agreement and the other Loan Documents, including with respect to Revolving Commitments, the commitments of Lenders to purchase Participation Interests (collectively, except as set forth below, the "Assigned Rights and Obligations") so that, after giving effect to such assignments, each Lender shall have its respective Revolving Commitment Percentage as set forth in Schedule 2.1(a) (as modified as required under the definition of Revolving Commitment Percentage) of the Assigned Rights and Obligations. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of Loans and without recourse, representation or warranty, except that, each Selling Lender shall be deemed to represent and warrant to each Purchasing Lender that the Assigned Rights and Obligations of such Selling Lender are not subject to any Liens created by that Selling Lender.

                  The Agent shall calculate the net amount to be paid or
            received by each Lender in connection with the assignments effected hereunder on the Closing Date. Each Purchasing Lender required to make a payment shall make the net amount of its required payment available to the Agent, in same day funds, at the office of Agent located at Two Penns Way, Suite 200, New Castle, Delaware 19720,
            Attention: Jackie Roman, not later than 12:00 Noon (New York time) on the Closing Date. The Agent shall distribute on the Closing Date the proceeds of such amounts to the Selling Lenders entitled to receive payments, pro rata in proportion to the amount each Selling Lender is entitled to receive at the primary address set forth in
            Schedule 2.1(A) or at such other address as such Selling Lender may request in writing to the Agent.

                  (iii) Revolving Commitment Increase. The Borrower shall have the right exercisable on or before the date that is six months prior to the Maturity Date, to request in writing Additional Revolving Commitments from the Lenders in an amount equal to $10,000,000 in the aggregate, provided that (A) no Default or Event of Default shall have occurred and be continuing, and (B) the Revolving Commitments shall not have terminated or been reduced to zero. Within 15 Business Days after such request, each Lender shall notify the Agent, whether or not, in the exercise of its sole discretion, it is willing to commit to make Additional Revolving Loans and the maximum amount to which it is willing to commit (a "Proposed Increased Commitment") and the Agent shall promptly notify the Borrower and each other Lender of each Lender's decision and shall allocate the Additional Revolving Commitments among the Lenders based on the ratio of each Lender's Proposed Increased Commitment, if any, to the aggregate amount of all Proposed Increased Commitments. Any Lender that does not so notify the Agent within such period shall not be deemed to have committed to any such requested Additional Revolving Commitments. If the Lenders are not willing to commit to the requested Additional Revolving Commitments in the requested amount, then within 45 Business Days after the Borrower's original request, with notice thereof to the other Lenders, another one or more financial institutions that qualify under this Credit Agreement as Eligible Assignees (each a "Supplemental Lender") may commit to provide the remainder of the required Additional Credit Commitment.

                  Upon receipt of notice from the Agent to the Lenders and the
            Borrower that the Lenders, or certain of the Lenders and Supplemental Lenders, have agreed to commit to an aggregate amount equal to $10,000,000 (or such lesser amount as the Borrower shall agree, which shall be at least $5,000,000 and an integral multiple of $1,000,000), then, provided that (i) no Default or Event of Default shall have occurred and be continuing at such time or after giving effect to the requested Additional Revolving Commitments,
            (ii) the Revolving Commitments shall not have terminated or been reduced to zero, and (iii) the Borrower and the other Credit Parties shall have satisfied such other terms and conditions as may be imposed at the time of such increase by the Agent and the Lenders and Supplemental Lenders (if any) willing to provide such Additional Revolving Commitments following consultations with the Borrower, then (A) the Borrower, the Agent and such Lenders and Supplemental Lenders (if any) shall execute and deliver to the Agent an Additional Revolving Facility Supplement, and (B) the Credit Parties shall execute and deliver to the Agent, the Lenders and the Supplemental Lenders (if any) such supplemental Revolving Notes and such other supplemental or amended Credit Documents (including, without limitation, officer's certificates) as may be reasonably necessary or desirable in connection therewith.

            (b) Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a
            Revolving Loan borrowing by telephonic notice (promptly confirmed in writing) to the Agent not later than 11:00 A.M. (New York time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this
            Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Minimum Amounts. Each Base Rate Loan that is a Revolving
            Loan shall be in a minimum aggregate principal amount of $250,000 and integral multiples of $250,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Eurodollar Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $1,500,000 and integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                  (iii) Advances. Each Lender will make its Revolving Commitment
            Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Agent may specify in writing, by 3:00 P.M. (New York time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

            (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

            (d) Interest. Subject to the provisions of Section 3.1:

                  (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                  (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

      Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed Revolving Note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

            2.2 Letter of Credit Subfacility.

            (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time from the Closing Date until the Business Day prior to the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed the LOC Committed Amount and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus Swingline Loans shall not at any time exceed the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be Business Days.

            (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. Such request shall be in substantially the form of the Notice of Request for Letter of Credit attached hereto as Exhibit 2.2(b). The Issuing Lender will disseminate to each of the Lenders on a monthly basis a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

            (c) Participation. Each Lender, upon issuance of a Letter of Credit, and as of the Closing Date, with respect to each Existing Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

            (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit or any other Credit Document. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (New York time) otherwise such payment shall be made at or before 12:00 Noon (New York time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

            (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
      Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder,
      (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

            (f) Designation of Consolidated Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Consolidated Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

            (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

            (h) Uniform Customs and Practices. The Issuing Lender may require that the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

            (i) Indemnification; Nature of Issuing Lender's Duties.

                  (i) In addition to its other obligations under this Section
            2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a direct consequence of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Lenders (including the
            Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
            (C) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender) under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                  (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection
            (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

            (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

            (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

            (l) Existing Letters of Credit. Notwithstanding anything to the contrary herein, as of the Closing Date, all of the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Credit Agreement, including all terms and provisions applicable to Letters of Credit under this Credit Agreement. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to this Section 2.2 shall include the Existing Letters of Credit as of the Closing Date. With respect to each Existing Letter of Credit, for the period commencing on the Closing Date to and including the expiration date of any such Existing Letter of Credit, the Borrower shall pay all fees and commissions set forth in
      Section 3.5(b) at the times and in the manner set forth therein.

            2.3 Swingline Loans.

            (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower in Dollars (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Business Day prior to the Maturity Date, or such earlier date as the Swingline Commitment shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however,
      (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus Swingline Loans outstanding at any time shall not exceed the Revolving Committed Amount. As more particularly set forth in Section 2.3(c)(i), Swingline Loans shall bear interest at a rate per annum equal to the Quoted Rate. Swingline Loans shall be repaid and may be reborrowed in accordance with the provisions hereof.

            (b) Swingline Loan Advances.

                  (i) Notices; Disbursement. The Borrower shall request a
            Swingline Loan borrowing by telephonic notice (promptly confirmed in writing) to the Agent not later than 12:00 Noon (New York time) on the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Swingline Loan is requested, (B) the date of the requested borrowing, and (C) the aggregate principal amount to be borrowed.

                  (ii) Minimum Amount. Each Swingline Loan shall be in a minimum aggregate principal amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                  (iii) Advances. The Swingline Lender will make each Swingline
            Loan borrowing available to the Borrower on the date specified in the applicable Notice of Borrowing in Dollars by crediting the account of the Borrower on the books of Swingline Lender's Principal Office in immediately available funds.

                  (iv) Repayment of Swingline Loans. If not theretofore repaid, the principal amount of all Swingline Loans shall be due and payable in full on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. On the Business Day following any such demand, a Revolving Loan advance comprised of Base Rate Loans shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Swingline Lender for application to the respective Swingline Loans. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied,
            (III) whether a Default or Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 9.2), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (c)(ii) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

            (c) Interest on Swingline Loans.

                  (i) Subject to the provisions of Section 3.1, each Swingline
            Loan shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a 365-day or 366-day year, as the case may be) equal to the Quoted Rate. Swingline Loans shall not be entitled to be converted into Eurodollar Loans.

                  (ii) Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in substantially the form of Exhibit 2.3(d).

            2.4 Termination of Commitments. If at any time after the Closing Date the Total Utilization of Commitments shall be zero, then all Commitments hereunder shall immediately and automatically terminate and be of no further force or effect, and no further Loans or extensions of credit under this Credit Agreement or any of the other Credit Documents shall thereafter be available to the Borrower or any other Credit Party.

                                   SECTION 3.
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

            3.1 Default Rate. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a rate per annum equal to the Adjusted Base Rate plus two percent (2.00%).

            3.2 Extension and Conversion. Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), (iv) no more than five (5) Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period), (v) subject to the limitations of Section 3.2(iv) above, any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month, and (vi) Swingline Loans shall at all times bear interest at the Quoted Rate as specified in Section 2.3(c)(i). Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, prior to 11:00 A.M. (New York time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c) and (d) of Section
5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

            3.3 Prepayments.

            (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) each partial prepayment of Revolving Loans shall be in a minimum principal amount of $250,000 and integral multiples of $250,000 in excess thereof, (ii) each partial prepayment of Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, (iii) Base Rate Loans may only be prepaid after telephonic notice (promptly confirmed in writing) to the Agent not later than 11:00 A.M. (New York time) on the Business Day of the applicable prepayment and (iv) Eurodollar Loans may only be prepaid on three Business Days' prior notice (by telephone call promptly confirmed in writing) to the Agent. Subject to the foregoing terms, and so long as no Default or Event of Default shall have occurred and shall then be continuing, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify a voluntary prepayment or if a Default or Event of Default shall have occurred and shall then be continuing, such prepayment shall be applied first to Revolving Loans and then the Swingline Loans, in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12.

            (b) Mandatory Prepayments.

                  (i) No Excess Above Committed Amounts. If at any time, (A) the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus the aggregate principal amount of outstanding Swingline Loans shall exceed the Revolving Committed Amount, (B) the aggregate amount of LOC Obligations outstanding shall exceed the LOC Committed Amount or (C) the aggregate amount of Swingline Loans outstanding shall exceed the Swingline Committed Amount, the Borrower shall immediately make payment on the Loans (and/or furnish cash collateral in respect of the LOC Obligations pursuant to arrangements satisfactory to the Issuing Lender), in an amount sufficient to eliminate such excess.

                  (ii) Issuances of Equity or Debt. Immediately upon receipt by a Consolidated Party of proceeds from any Equity Issuance or Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance or Debt Issuance (such prepayment to be applied as set forth in clause
            (iv) below).

                  (iii) Asset Dispositions. Immediately upon receipt by a
            Consolidated Party of proceeds from any Asset Disposition, the Borrower shall forward 100% of the Net Cash Proceeds of such Asset Disposition to the Collateral Agent as a prepayment of the Loans and the Senior Notes (such prepayment to be applied as set forth in clause (iv) below). Notwithstanding the foregoing, the Borrower shall not be required to forward to the Collateral Agent as a prepayment of the Loans Net Cash Proceeds of Asset Dispositions which do not exceed $500,000, in the aggregate, during the term of this Credit Agreement.

                  (iv) Application of Mandatory Prepayments. All amounts
            required to be paid pursuant to Section 3.3(b)(i) and (ii) shall be applied as follows: first to Revolving Loans, second to Swingline Loans and third (after all Revolving Loans and Swingline Loans have been repaid) to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to Section 3.3(b)(iii) shall be applied pro rata to (A) the Senior Notes and
            (B) the Loans and LOC Obligations as follows: first to Revolving Loans, second to Swingline Loans and third (after all Revolving Loans and Swingline Loans have been repaid) to a cash collateral account in respect of LOC Obligations (pursuant to arrangements satisfactory to the Issuing Lender); provided, however, each of the Noteholders shall have a right to decline to accept a mandatory prepayment pursuant to Section 3.3(b)(iii) in accordance with the terms of the Note Purchase and Guarantee Agreement, in which case such declined prepayment shall be allocated and offered pro rata among the Noteholders that accept such prepayment or, if none of the Noteholders accept such re-allocated prepayment, then pro rata among the Lenders in accordance with the foregoing terms of this Section 3.3(b)(iv). Within the parameters of the applications of prepayments to Loans set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments of Loans and LOC Obligations under this Section 3.3(b) shall be subject to Section 3.12.

            3.4 Voluntary Reduction of Revolving Committed Amount. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written or telephonic notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus Swingline Loans outstanding to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4.

            3.5 Fees.

            (a) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage for Unused Fees in effect from time to time. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the fifteenth (15th) day following the last Business Day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4 and the Maturity Date) for the immediately preceding calendar quarter (or portion thereof) (each such calendar quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date. For purposes of computation of the Unused Fee, the Swingline Loans shall not be counted toward or considered usage under the Revolving Loan facility.

            (b) Letter of Credit Fees and Issuing Lender Fees.

                  (i) Letter of Credit Fees. In consideration of the issuance of
            Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance (or, with respect to the Existing Letters of Credit, from the Closing Date) to the date of expiration equal to one and seven-eighths percent (1.875%). The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                  (ii) Issuing Lender Fees. In addition to the Letter of Credit
            Fee payable pursuant to clause (i) above, the Borrower promises to pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) in consideration of the issuance of any Letter of Credit hereunder, a fee computed at a per annum rate for each day from the date of issuance (or, with respect to the Existing Letters of Credit, from the Closing Date) to the date of expiration equal to one-eighth of one percent (0.125%) of the face amount of such Letter of Credit (the "Issuing Lender Fee"), and (B) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation, extension and conversion of, and drawings under, such Letters of Credit. The Issuing Lender Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                  (iii) Increased Fees After Event of Default. Upon the
            occurrence, and during the continuance, of an Event of Default, (A) the rate per annum at which the Letter of Credit Fee is computed shall automatically increase to three and three-quarters percent (3.75%), and (B) the rate per annum at which the Issuing Lender Fee is computed shall automatically increase to one-quarter of one percent (0.25%).

            (c) Administrative Fees. The Borrower agrees to pay to the Agent, for the Agent's own account and Salomon Smith Barney Inc., as applicable, the fees referred to in the Agent's Fee Letter (collectively, the "Agent's Fees").

            (d) Facility Fees. The Borrower agrees to pay to the Agent, on the Closing Date, for distribution to each Lender in proportion to that Lender's Revolving Commitment Percentage, facility fees in the aggregate amount of $400,000.00.

            3.6 Capital Adequacy. If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any corporation controlling such Lender as a consequence of its commitments or obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, effectiveness, change, request, directive or compliance (taking into consideration the policies of such Lender or corporation with respect to capital adequacy), then, from time to time upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

            3.7 Limitation on Eurodollar Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

            (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

            (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

            3.8 Illegality. Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or continue Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

            3.9 Requirements of Law.

            (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending
            Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Revolving Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Revolving Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending
            Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Credit Agreement or its Revolving Notes or any of such extensions of credit or liabilities or commitments;

      and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Revolving Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction with respect to such Eurodollar Loans. If any Lender requests compensation by the Borrower under this Section 3.9(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section
      3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section
      3.9 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

            3.10 Treatment of Affected Loans. If the obligation of any Lender to make any Eurodollar Loan or to continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

            3.11 Taxes.

            (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

            (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

            (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States,
      (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue
      Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

            (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to
      Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

            (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

            (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

            3.12 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

            (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

            3.13 Pro Rata Treatment. Except to the extent otherwise provided herein:

            (a) Loans. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

            (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) if from the Borrower, the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) if from a Lender, the Federal Funds Rate.

            3.14 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or


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

other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

            3.15 Payments, Computations, Etc.

            (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Schedule 2.1(a) not later than 12:00 Noon (New York time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day, provided that any such payment received after such time but before 3:00 p.m. (New York time) on such day shall be deemed a payment on such day for the purpose of Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (New York time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

            (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents, and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents, and to reimburse the Lenders for any costs and expenses of the Agent for which the Lenders have indemnified the Agent pursuant to Section 10.5;

            SECOND, to payment of any fees owed to the Agent in its capacities as the Agent or the Collateral Agent;

            THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

            FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest; FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

            SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

            SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied
(A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

            3.16 Evidence of Debt.

            (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

            (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

            (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

            3.17 Reinstatement. The Obligations of the Borrower shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise (including, without limitation, by reason of the application of Section 5.13 or 5.14 of the Intercreditor Agreement or any other provision thereof), and the Borrower agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                                   SECTION 4.
                                    GUARANTY

            4.1 The Guaranty. Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Agent as hereinafter provided the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

            Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

            4.2 Obligations Unconditional. The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain irrevocable, absolute and unconditional as described above, and each Guarantor hereby irrevocably waives all defenses that it may now or hereafter have arising out of any of the following:

            (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

            (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be taken or omitted;

            (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

            (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected;

            (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor); or

            (f) any other circumstance that may otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or any surety or any Guarantor.

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

            4.3 Reinstatement. The obligations of the Guarantors under this
Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise (including, without limitation, by reason of the application of Section 5.13 or 5.14 of the Intercreditor Agreement or any other provision thereof), and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            4.4 Certain Additional Waivers. Without limiting the generality of the provisions of this Section 4, each Guarantor hereby agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to
Section 4.2 and through the exercise of rights of contribution pursuant to
Section 4.6.

            4.5 Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1.

            4.6 Rights of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior indefeasible payment in full to the Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until indefeasible payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 4.6, (a) "Guaranteed Obligations" shall mean any obligations arising under the other provisions of this Section 4; (b) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed

Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for purposes of computing such Guarantor's Pro Rata Share of such payment; and (d) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall dissolve, liquidate or wind up its affairs in accordance with Section 8.4.

            4.7 Continuing Guarantee. The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                   SECTION 5.
                                   CONDITIONS

            5.1 Closing Conditions. The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions precedent:

            (a) Executed Credit Documents. Receipt by the Agent of duly executed original counterparts of: (i) this Credit Agreement; (ii) the Revolving Notes; (iii) the Swingline Note; (iv) the Collateral Documents and (v) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

            (b) Corporate Documents. Receipt by the Agent of the following:

                  (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                  (ii) Bylaws. A copy of the bylaws of each Credit Party
            certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                  (iii) Resolutions. Copies of resolutions of the Board of
            Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                  (iv) Good Standing. Copies of (A) certificates of good
            standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                  (v) Incumbency. A certificate executed by the secretary or assistant secretary of each Credit Party dated as of the Closing Date and certifying as to the incumbency and signatures of the officers of such Credit Party executing the Credit Documents.

            (c) Financial Statements. Receipt by the Agent and the Lenders of
      (i) the separate audited financial statements of the Borrower and its Subsidiaries, including balance sheets and income and cash flow statements for the fiscal years 1998 and 1999, (ii) interim quarterly financial statements and quarterly working capital detail for the first projected year and (iii) such other information relating to the Borrower and its Subsidiaries as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

            (d) Opinions of Counsel. The Agent shall have received a legal opinion in form and substance reasonably satisfactory to the Agent and its counsel dated as of the Closing Date from counsel to the Credit Parties. The Agent shall have received a legal opinion in form and substance reasonably satisfactory to the Agent dated as of the Closing Date from O'Melveny & Myers LLP, counsel to the Agent.

            (e) Personal Property Collateral. The Agent shall have received:

                  (i) searches of UCC filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                  (ii) duly executed UCC financing statements for each
            appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

                  (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

                  (iv) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral; and

                  (v) duly executed consents as are necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral.

            (f) Priority of Liens. The Agent shall have received satisfactory evidence that (i) the Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

            (g) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as sole loss payee on behalf of the Lenders.

            (h) Material Adverse Effect; Change in Market. No material adverse change shall have occurred since September 30, 2000 in the business, condition (financial or otherwise), operations, performance, Properties or prospects of the Consolidated Parties taken as a whole. There shall not have occurred any material disruption of, or any material adverse change in, banking or capital market conditions.

            (i) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding in any court or before any arbitrator or Governmental Authority against a Consolidated Party that could reasonably be expected to have a Material Adverse Effect.

            (j) Officer's Certificates. The Agent shall have received a certificate or certificates executed by an authorized officer of the Borrower as of the Closing Date stating that (A) each Credit Party is in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if


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

      any, in each case that are necessary or advisable with respect to the Credit Documents and the transactions contemplated thereby have been obtained and are in full force and effect, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidated Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are accurate and complete, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

            (k) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Agent's Fee Letter.

            (l) E&Y Report. The Agent shall have received a written report with respect to the Consolidated Parties prepared by Ernst & Young LLP in form and substances satisfactory to the Agent in its discretion.

            (m) Consents and Approvals. The Borrower shall have obtained all consents, approvals and authorizations of Governmental Authorities and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and the continued operation of the business conducted by the Credit Parties in substantially the same manner as conducted prior to the Closing Date. Each such consent, approval or authorization shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

            (n) Refinancing of Loans under Existing Agreement; Fees; Letters of Credit. On or before the Closing Date, (i) the Borrower shall have paid to the Agent, for distribution (as appropriate) to the Agent, the Lenders and the Departing Lenders, all interest and fees accrued under the Existing Agreement (including, without limitation, any "breakage fees" under Section 3.12 of the Existing Agreement) on or before the Closing Date and the fees payable on the Closing Date referred to in Section 3.5 and (iii) no Letters of Credit (as defined in the Existing Agreement) shall be outstanding under the Existing Agreement as of the Closing Date other than the Existing Letters of Credit.

            (o) Reallocation Amounts; Departing Lender Consent. The Agent shall have received (i) from each Purchasing Lender the net amount of its payment required


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

      pursuant to subsection 2.1(a) and (ii) from each Departing Lender with a copy for each Lender, a copy of its Departing Lender Consent.

            (p) Intercreditor Agreement. The Collateral Agent shall have received counterparts (or other evidence of execution satisfactory to the Agent) of the Intercreditor Agreement, which shall be in form and substance satisfactory to the Agent and its counsel and shall have been duly executed on behalf of each of the Collateral Agent, the Noteholders, the Lenders and the Agent.

            (q) Senior Note Documents. The Agent shall have received executed copies, certified by a secretary or an assistant secretary of the Borrower as true and complete, of each of the Senior Note Documents.

            (r) Other. Receipt by the Agent and the Lenders of such other documents, instruments, agreements or information as reasonably requested by the Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties.

            5.2 Conditions to all Extensions of Credit. The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

            (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

            (b) The representations and warranties set forth in Section 6 (other than the representations set forth in Sections 6.2 and 6.8, which shall be made only on the Closing Date) shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

            (c) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

            (d) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus Swingline Loans outstanding plus LOC Obligations outstanding shall not exceed the Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount, and (iii) the aggregate principal amount of outstanding Swingline Loans shall not exceed the Swingline Committed Amount.


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

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

                                   SECTION 6.
                         REPRESENTATIONS AND WARRANTIES

      The Credit Parties hereby represent to the Agent and each Lender that:

            6.1 Financial Condition. The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1(a) and (b), (i) have been prepared in accordance with GAAP and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The Borrower does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of any of the Consolidated Parties.

            6.2 No Material Change. Since September 30, 2000, (a) there has been no development or event relating to or affecting the Consolidated Parties (taken as a whole) which has had or could have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

            6.3 Organization and Good Standing. Each of the Consolidated Parties
(a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

            6.4 Power; Authorization; Enforceable Obligations. Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other organizational action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is


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

required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            6.5 No Conflicts. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any Material Agreement to which it is a party or by which it may be bound, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

            6.6 Material Agreements; No Default. Set forth on Schedule 6.6 is a complete and accurate list of all Material Agreements. No Consolidated Party is in default in any material respect under any Material Agreement. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

            6.7 Ownership. To the best of each Credit Party's knowledge, each Consolidated Party is the owner of, and has good and marketable title to, all of its respective material assets and, to the best of each Credit Party's knowledge, none of such assets is subject to any Lien other than Permitted Liens.

            6.8 Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which might have a Material Adverse Effect.

            6.9 Taxes. Each Consolidated Party has filed, or caused to be filed, all federal tax returns and all state, local and foreign tax returns required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties), except to the extent the nonpayment of such amounts of taxes would not have a Material Adverse Effect and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings, and


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

against which adequate reserves are being maintained in accordance with GAAP or
(iii) the nonpayment of which would not have a Material Adverse Effect. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

            6.10 Compliance with Law. Neither the Borrower nor any of the other Consolidated Parties is in violation of any applicable laws, rules, regulations, orders and decrees (including, without limitation, Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            6.11 ERISA.

            (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

            (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the reasonable actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

            (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

            (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA


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

      Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

            (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106.

            6.12 Subsidiaries. Set forth on Schedule 6.12 is a complete and accurate list of all Subsidiaries of each Consolidated Party. Information on
Schedule 6.12 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries which constitute Credit Parties is validly issued, fully paid and non-assessable and is owned by the Borrower, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.12, no Credit Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Schedule 6.12 may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

            6.13 Governmental Regulations, Etc.

            (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

            (b) No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party is (i) an "investment company" registered


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

      or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (c) No director, executive officer or principal shareholder of any Credit Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

            (d) Each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

            (e) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, Environmental Laws), which violation could reasonably be expected to have a Material Adverse Effect.

            (f) To the best of the Credit Parties' knowledge, each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

            6.14 Purpose of Loans and Letters of Credit. The proceeds of the Loans hereunder shall be used solely by the Borrower for (i) working capital;
(ii) payment of fees and expenses incurred in connection herewith, (iii) refinancing existing Indebtedness of the Borrower, (iv) capital expenditures and Permitted Acquisitions and (v) general corporate purposes. The Letters of Credit shall be used only for general corporate purposes of the Borrower.

            6.15 Environmental Matters.

            (a) To the best of the Credit Parties' knowledge, each of the facilities and properties owned or leased by the Consolidated Parties (the "Locations") and all operations at the Locations are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Locations or the businesses operated by the Credit Parties (the "Businesses"), and there are no conditions relating to the Businesses or Locations that could give rise to liability under any applicable Environmental Laws.


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

            (b) To the best of the Credit Parties' knowledge, none of the Locations contains any Materials of Environmental Concern at, on or under the Locations in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

            (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Locations or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of each Credit Party, threatened, under any Environmental Law to which any Consolidated Party is named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Locations or the Businesses.

            (e) There has been no release or, to the best knowledge of each Credit Party, threat of release of Materials of Environmental Concern at or from the Locations, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Locations or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

            (f) Compliance with all current requirements of Environmental Laws would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

            6.16 Intellectual Property. Each Consolidated Party owns, or has the legal right to use, (subject to the common law rights of another user) all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.16 is a list of all Intellectual Property owned by each Credit Party or that any Credit Party has the right to use. Except as provided on Schedule 6.16, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Consolidated Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 6.16 may be updated from time to time by the Borrower by giving written notice thereof to the Agent.


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

            6.17 Solvency. Each Consolidated Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

            6.18 Investments. All Investments of each Consolidated Party are Permitted Investments.

            6.19 Location of Collateral. Set forth on Schedule 6.19(a) is a list of all locations where any tangible personal property of a Credit Party is located, including county and state where located. Set forth on Schedule 6.19(b) is the chief executive office and principal place of business of each Credit Party. Schedule 6.19(a) and 6.9(b) may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

            6.20 Disclosure. Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any executive officer of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

            6.21 No Burdensome Restrictions. No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            6.22 First Priority Lien. The Collateral Agent, on behalf of the Lenders and the Noteholders, will hold a first priority Lien, subject to no other Liens other than Permitted Liens, on the Collateral.

                                   SECTION 7.
                              AFFIRMATIVE COVENANTS

            Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

            7.1 Information Covenants. The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

            (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Consolidated Parties, (i) a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year and
      (ii) an unaudited consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by Arthur Andersen or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner. The Lenders agree that to the extent any of the information described above for any fiscal year is contained in the Borrower's annual report on Form 10-K, the Borrower shall be permitted to satisfy its obligation to deliver such information by the delivery to the Lenders of the Borrower's annual report on Form 10-K within the time period specified above.

            (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Consolidated Parties (i) a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year and (ii) a consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties or the Borrower and its Subsidiaries, as applicable, and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

            (d) Reconciliation Statements. If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 5.1(c), the consolidated financial statements of the Consolidated Parties delivered pursuant to Section 7.1(a) or 7.1(b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Sections had no such change in accounting principles and


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

      policies been made, then (a) together with the first delivery of financial statements pursuant to Section 7.l(a) or 7.1(b) following such change, consolidated financial statements the Consolidated Parties for (y) the current fiscal year to the effective date of such change and (z) the two full fiscal years immediately preceding the fiscal year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to Section 7.1(a) or 7.1(b) following such change, if required pursuant to Section 1.3, a written statement of the chief accounting officer or chief financial officer of the Borrower setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 7.11) which would have resulted if such financial statements had been prepared without giving effect to such change.

            (e) Budgets. At least 30 days prior to the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2000, an annual budget of the Consolidated Parties containing, among other things, (i) pro forma financial statements for the next fiscal year and
      (ii) all projected monthly capital expenditures of the Consolidated Parties on a property-by-property basis. Each annual budget shall itemize capital expenditures for computer hardware separately from other Software Expenditures. Each annual budget shall be accompanied by a certification of the duly authorized chief financial officer of the Borrower that such annual budget is a good faith estimate for the period covered thereby.

            (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, on the basis of such audit and review, the Credit Parties are in compliance with the financial covenants contained in Section 7.11and, if any of the Credit Parties are not in compliance therewith, specifying the nature and extent of such non-compliance.

            (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Credit Party in connection with any annual, interim or special audit of the books of such Person to the extent permitted by such independent accountants.

            (h) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Credit Party shall send to its shareholders or to a holder of any Indebtedness owed by any Credit Party in its capacity as such a holder and
      (ii) upon the written request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.


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

            (i) Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Credit Party: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is reasonably likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

            (j) ERISA. Upon obtaining knowledge thereof, the Borrower will give written notice to the Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Credit Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms or as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

            (k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Credit Party as the Agent or the Required Lenders may reasonably request.

            7.2 Preservation of Existence and Franchises. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4,


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each Credit Party will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

            7.3 Books and Records. Each Credit Party will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

            7.4 Compliance with Law. Each Credit Party will comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and the Locations (including, without limitation, applicable Environmental Laws and ERISA) if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

            7.5 Payment of Taxes and Other Indebtedness. Each Credit Party will pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as the same shall become due; provided, however, that no Credit Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and as to which adequate reserves therefor have been established in accordance with GAAP, so long as (i) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim, and (ii) failure to make such payment could not reasonably be expected to have a Material Adverse Effect.

            7.6 Insurance.

            (a) Each Credit Party will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any of the Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days' prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Credit Party or any other Person shall affect the rights of the Collateral Agent or the Secured Parties under such policy or policies. The present insurance coverage of the Credit Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.


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

            (b) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Collateral Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise in the best interest of such Credit Party; and (ii) would not materially impair the rights and benefits of the Collateral Agent or the Secured Parties under the Collateral Documents, any other Credit Document or any Hedging Agreement. In the event a Credit Party shall receive any proceeds of such insurance in a net amount in excess of $100,000, such Credit Party will immediately pay over such proceeds to the Collateral Agent, for a pro rata payment on the obligations of the Credit Parties under the Secured Documents; provided, however, that the Collateral Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if, but only if, (A) no Default or Event of Default shall have occurred and be continuing at the time of release, (B) written application for such release is received by the Collateral Agent from such Credit Party within 30 days after receipt of such proceeds and (C) the Collateral Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds.

            7.7 Maintenance of Property. Each Credit Party will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

            7.8 Performance of Material Agreements. Each Credit Party will perform in all material respects all of its obligations under the terms of all Material Agreements.

            7.9 Use of Proceeds. The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.14.

            7.10 Audits/Inspections. Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect the Locations, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such


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representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Agent and to discuss all such matters with the officers, employees and representatives of such Person. The Borrower shall be responsible for the cost of not more than two audits or inspections with respect to each Credit Party during any single fiscal year of the Credit Parties, and any audit or inspection costs in excess thereof shall be borne by the Lenders; provided, however, that after the occurrence and during the continuance of any Default or Event of Default, the number of such audits and inspections in any fiscal year for which the cost is the responsibility of the Borrower shall not be limited in number.

            7.11 Financial Covenants.

            (a) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties ending during any of the periods set forth below, shall be greater than or equal to the correlative ratio indicated:

            ================================================================
                                                         Minimum Fixed
                     Period                           Charge Coverage Ratio
            ----------------------------------------------------------------
            Closing Date - 12/31/2001                    2.50 to 1.0
            ----------------------------------------------------------------
            01/01/2002 - 12/31/2002                      2.75 to 1.0
            ----------------------------------------------------------------
            01/01/2003 and thereafter                    3.00 to 1.0
            ================================================================

            (b) Consolidated Leverage Ratio. The Consolidated Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties shall be less than or equal to 2.5 to 1.0.

            (c) Consolidated Net Worth. At all times the Consolidated Net Worth of the Consolidated Parties shall be greater than or equal to the sum of $90,000,000, increased on a cumulative basis as of the end of each fiscal quarter of the Consolidated Parties, commencing with the fiscal quarter ending December 31, 2000 by an amount equal to 75% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended plus 100% of the Net Cash Proceeds from any Equity Issuance occurring after the Closing Date.

            (d) Consolidated Capital Expenditures. The Borrower shall not permit Consolidated Capital Expenditures for any fiscal year to exceed the lesser of (i) 4% of Consolidated Revenues or (ii) $10,000,000. In addition to the Consolidated Capital Expenditures permitted under the preceding sentence, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the Consolidated Parties shall also have the right to make Software Expenditures in an aggregate amount not to exceed $8,000,000 during the period commencing on June 30, 2000 and ending on December 31, 2002.

            7.12 Additional Credit Parties.

            (a) As soon as practicable and in any event within 30 days after any Person becomes a Material Subsidiary of any Credit Party, the Borrower shall provide the


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

      Collateral Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall
      (i) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as
      Exhibit 7.12, (ii) cause 100% (if such Person is a Domestic Subsidiary of a Credit Party) or 65% (if such Person is a direct Foreign Subsidiary of a Credit Party) of the Capital Stock of such Person to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Collateral Agent, (iii) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to pledge all of its assets to the Collateral Agent pursuant to a security agreement in substantially the form of the Security Agreement and otherwise in a form acceptable to the Collateral Agent, (iv) if such Person has any Subsidiaries (A) deliver all of the Capital Stock of any such Domestic Subsidiaries and 65% of the Capital Stock of any such Foreign Subsidiaries (together with undated stock powers signed in blank) to the Collateral Agent and (B) execute a pledge agreement in substantially the form of the Pledge Agreement and otherwise in a form acceptable to the Collateral Agent, (v) if such Person owns or leases any real property in the United States, execute any and all necessary mortgages, deeds of trust, deeds to secure debt, leasehold mortgages, collateral assignments or other appropriate real estate collateral documentation in a form, content and scope satisfactory to the Collateral Agent, and (vi) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent's Liens thereunder), all in form, content and scope reasonably satisfactory to the Collateral Agent.

            (b) With respect to any Material Subsidiary that is not a Major Subsidiary, the Credit Parties shall have a period of not more than 12 calendar months after the date on which such Person becomes a Material Subsidiary to comply with (or cause such Subsidiary to comply with) the provisions of clauses (i), (ii), (iii), (iv), (v) and (vi) of Section 7.12(a) above, notwithstanding the provisions thereof to the contrary.

            (c) If at any time the percentage of Consolidated EBITDA for the preceding four fiscal quarter period attributable to Subsidiaries of the Borrower that are Credit Parties shall comprise less than 90% of the Consolidated EBITDA for such period of all Consolidated Parties, then the Borrower shall, within 30 days thereafter, cause additional Subsidiaries to become Additional Credit Parties hereunder (by complying with the provisions of Section 7.12(a) above, mutatis, mutandis, with respect thereto) such that immediately following the date on which such Subsidiaries become Additional Credit Parties, the Consolidated EBITDA for the preceding four fiscal quarter period attributable


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

      to Subsidiaries that are then Credit Parties shall comprise 90% or more of the Consolidated EBITDA for such period.

            7.13 Environmental Laws. Each Credit Party agrees that it shall at all times:

            (a) Comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

            (c) Defend (subject to the Indemnified Parties' selection of counsel), indemnify, pay and hold harmless the Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Arranger and the Lenders, and the officers, directors, shareholders, employees, agents, advisors and Affiliates of the Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Arranger and the Lenders (each, an "Indemnified Party"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that the Credit Parties shall not have any obligation to any Indemnified Party hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnified Party as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 7.13(c) may be unenforceable in whole or in part because they are violative of any law or public policy, each Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or any of them. The agreements in this Section 7.13(c) shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

            7.14 Collateral. If, subsequent to the Closing Date, a Credit Party shall (a) acquire any material real property or lease any material real property or (b) acquire any intellectual property, securities instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall notify the Collateral Agent of same in each case as soon as practicable after the acquisition thereof or execution of such lease agreement, as appropriate. Each Credit Party shall take such action as requested by the Collateral Agent and at the expense of such Credit Party, to ensure that the Collateral Agent has a first priority perfected Lien in all owned real property (and in such leased real property as requested by the Collateral Agent, the


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

Required Lenders or the Noteholders holding more than 50% of the outstanding principal amount of the Senior Notes) and all personal property of the Credit Parties (whether now owned or hereafter acquired), subject only to Permitted Liens.

            7.15 Interest Rate Hedge. If at any time the Fixed Debt to Total Debt Ratio shall be less than 67%, the Borrower shall maintain in effect one or more Interest Rate Agreements with respect to the Loans until such time as the Fixed Debt to Total Debt Ratio shall be equal to or greater than 67%. Each such Interest Rate Agreement (a) shall be purchased through Salomon Smith Barney Inc. and (b) shall be for a term and in form and substance reasonably satisfactory to the Agent. The Interest Rate Agreements shall effectively limit that component of the interest costs to the Borrower in respect of a Eurodollar Loan that is based upon the Interbank Offered Rate with respect to an aggregate notional principal amount of not less than 90% of the aggregate principal amount of the Revolving Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Loan with an Interest Period of three months) to a rate equal to not more than 9% per annum.

                                   SECTION 8.
                               NEGATIVE COVENANTS

            Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

            8.1 Indebtedness.

            The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

            (b) Indebtedness of the Borrower and its Subsidiaries set forth in
      Schedule 8.1;

            (c) purchase money Indebtedness (including Capital Leases) or Synthetic Leases hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding (including any such Indebtedness referred to in subsection (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (d) obligations of the Borrower or any of its Subsidiaries in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

            (e) other unsecured Indebtedness of the Borrower and its Subsidiaries incurred in connection with Permitted Acquisitions in an amount not to exceed $3,000,000 in the aggregate at any one time;

            (f) Indebtedness arising under the Senior Notes and the other Senior Note Documents, including, without limitation, any guarantee obligations of the Guarantors under the Senior Note Documents; provided, however, the aggregate principal amount of the Senior Notes shall not exceed $50,000,000.

            Notwithstanding any provision of this Credit Agreement, the Intercreditor Agreement (including, without limitation, Section 2.5 thereof) or any of the other Credit Documents to the contrary, the Borrower shall not be permitted to secure any Additional Funded Debt by the Collateral and shall not permit any Additional Creditors (other than Lenders and Noteholders in their respective capacities as such) to become parties to the Intercreditor Agreement.

            8.2 Liens. The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

            8.3 Nature of Business. The Credit Parties (taken as a whole) will not substantively alter the character or conduct of the business conducted by the Credit Parties (taken as a whole) as of the Closing Date.

            8.4 Consolidation, Merger, Dissolution, etc. The Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the Borrower shall be the continuing or surviving corporation and (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms hereof after giving effect to such transaction, (b) any Credit Party other than the Borrower may merge or consolidate with any other Credit Party other than the Borrower provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms hereof after giving effect to such transaction and (c) any Wholly-Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time; provided that the Credit Parties shall have executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms hereof after giving effect to such dissolution, liquidation or wind-up.

            8.5 Investments. The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

            8.6 Restricted Payments. The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any


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

Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person and (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries).

            8.7 Prepayments of Indebtedness, etc. The Credit Parties will not permit any Consolidated Party to (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness.

            8.8 Transactions with Affiliates. The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate other than (a) advances of working capital to any Credit Party other than the Borrower, (b) transfers of cash and assets to any Credit Party other than the Borrower, (c) transactions permitted by Section 8.4, Section 8.5, or
Section 8.6, (d) normal compensation and reimbursement of expenses of officers and directors, and (e) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

            8.9 Fiscal Year; Organizational Documents. The Credit Parties will not permit any Consolidated Party to (a) change its fiscal year or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) if the effect of any such amendment, modification, or change would have a Material Adverse Effect.

            8.10 Limitation on Restricted Actions. The Credit Parties will not permit, other than pursuant to the Senior Note Documents, any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, (e) grant a lien on its properties or assets whether now owned or hereafter acquired or
(f) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(f) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit


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Documents, or (ii) applicable law. The Credit Parties will not permit the Senior
Note Documents to contain financial covenants that are more restrictive than the financial covenants set forth in Section 7.11, it being understood and agreed that, as of the Closing Date, the financial covenants set forth in the Senior Note Documents are not more restrictive than the financial covenants set forth in Section 7.11.

            8.11 Ownership of Subsidiaries; Limitations on Borrower. Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (a) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (b) permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a Wholly-Owned Subsidiary of the Borrower), (c) permit, create, incur, assume or suffer to exist any Lien thereon, in each case except (i) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, or
(ii) for Permitted Liens and (d) notwithstanding anything to the contrary contained in clause (b) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

            8.12 Sale Leasebacks. Except as permitted by Section 8.1(c), the Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

            8.13 Asset Dispositions. The Credit Parties will not permit any Consolidated Party to sell, transfer or otherwise dispose of any Property (including accounts and notes receivable, with or without recourse) other than
(i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) the termination of management contracts in the ordinary course of business and (iv) other sales of assets during any fiscal year having an aggregate fair market value of less than an amount equal to the lesser of (A) 5% of Total Assets of the Consolidated Parties and (B) for the then most recent fiscal year of the Borrower, 5% of Consolidated EBITDA of the Consolidated Parties.

                                   SECTION 9.
                                EVENTS OF DEFAULT

            9.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) Payment. Any Credit Party shall:


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                  (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                  (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

            (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

            (c) Covenants. Any Credit Party shall:

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(i), 7.11, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.10, 8.11, 8.12 or 8.13;

                  (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c) or (d) and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                  (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

            (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

            (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional


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      Credit Party) hereunder or any Person acting by or on behalf of such
      Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

            (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Credit Party; or

            (g) Defaults under Other Agreements.

                  (i) Any Credit Party shall default in the performance or
            observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease which has a Material Adverse Effect;

                  (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (iii) Any default under the Senior Note Documents or the
            Additional Facility Documents shall occur and the applicable grace period (if any) with respect to such default shall have expired without such default being cured by the Credit Parties in a manner acceptable to the necessary percentage of Noteholders or Additional Creditors, as applicable, or permanently waived by the necessary percentage of Noteholders or Additional Creditors, as applicable; or

            (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or


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            (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
      Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

            (j) Ownership. There shall occur a Change of Control; or

            (k) Material Adverse Effect. Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

            9.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 11.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

            (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

            (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

            (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC


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      Obligations in respect of subsequent drawings under all then outstanding
      Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

            (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against each Credit Party and all rights of set-off.

            Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                                  SECTION 10.
                                AGENCY PROVISIONS

            10.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the Property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates;
(d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.


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            10.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

            10.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

            10.4 Rights as a Lender. With respect to its Commitment and the Loans made by it, Citibank (and any successor acting as the Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Citibank (and any successor acting as the Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as the Agent, and Citibank (and any successor acting as the Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

            10.5 Indemnification. The Lenders severally agree to indemnify the Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that


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may be imposed on, incurred by or asserted against the Agent (including by any
Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

            10.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

            10.7 Successor Agents; Resignation of Existing Agent.

            (a) The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be released and discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            (b) The Existing Agent hereby resigns as the Agent under the Existing Agreement and is hereby released and discharged from its duties and obligations thereunder. The Lenders hereby appoint the Agent as the successor Agent under this Credit Agreement.


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                                  SECTION 11.
                                  MISCELLANEOUS

            11.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall be written and shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

            if to the Borrower or any Guarantor:

                  530 Oak Court, Suite 360
                  Memphis, Tennessee  38117
                  Attn:  J. Mitchell Collins, Chief Financial Officer
                  Telephone: (901) 762-0600
                  Telecopy:  (901) 762-0678

            with a copy to:

                  Kennedy Covington Lobdell & Hickman, L.L.P.
                  Bank of America Corporate Center
                  100 North Tryon Street, Suite 4200
                  Charlotte, North Carolina  28202-4006
                  Attn:  J. Donnell Lassiter, Esq.
                  Telephone: (704) 331-7444
                  Telecopy:  (704) 331-7598

            if to the Agent:

                  Citibank, N.A.
                  390 Greenwich Street
                  New York, New York  10013
                  Attn:  Larry Farley
                  Telephone: (212) 723-6614
                  Telecopy:  (212) 723-8547


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

            with a copy to:

                  O'Melveny & Myers LLP
                  153 East 53rd Street
                  New York, New York  10022-4611
                  Attn:  Malcolm M. Kratzer, Esq.
                  Telephone: (212) 326-2000
                  Telecopy:  (212) 326-2061

            11.2 Right of Set-Off; Adjustments. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Revolving Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

            11.3 Benefit of Agreement.

            (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of the Lenders in their sole discretion; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this
      Section 11.3.

            (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Revolving Notes, and its Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender (or an Affiliate of a Lender) or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $2,500,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;


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

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Revolving Notes; and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit 11.3(b) hereto (an "Assignment and Acceptance"), together with any Note subject to such assignment and a processing fee of $3,500.

      Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights (except for any indemnification rights which by the terms hereof expressly survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder) and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new or amended and restated Revolving Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11.

            (c) The Agent shall maintain at its address referred to in Section
      11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

            (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection


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

      provisions contained in Sections 3.6 through 3.12, inclusive, and the right of set-off contained in Section 11.2, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Revolving Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Revolving Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Revolving Notes, or extending its Commitment).

            (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Revolving Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

            (g) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.15 hereof.

            11.4 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

            11.5 Expenses; Indemnification.

            (a) The Borrower agrees to pay on demand (regardless of whether the transactions contemplated hereby or by the other Credit Documents shall be actually consummated or the Credit Documents executed) all costs and expenses of the Agent, the Collateral Agent and the Arranger in connection with the syndication, preparation, negotiation, execution, delivery and administration of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by the Borrower or any other Credit Party, including, without limitation, the reasonable fees and expenses of counsel for the Agent and the Collateral

      Agent with respect thereto and with respect to advising the Agent and the Collateral Agent as to their rights and responsibilities under the Credit Documents and any reasonable audit fees. The Borrower further agrees to pay on demand all costs and expenses of the Agent, the Collateral Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses, the expenses of internal counsel and reasonable audit fees), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder. All amounts payable pursuant to this Section 11.5(a) shall be paid upon presentation of a statement of account.

            (b) The Borrower agrees to indemnify and hold harmless the Indemnified Parties from and against any and all claims, damages, losses (other than losses created by a Lender's internal interest rate management policies and practices), liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Agent, the Collateral Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, shareholders, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

            (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

            11.6 Amendments, Waivers and Consents. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

            (a) without the unanimous consent of the Lenders, neither this Credit Agreement nor any other Credit Document may be amended to:

                  (i) extend the final maturity of any Loan or the time of
            payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                  (ii) reduce the rate or extend the time of payment of interest thereon or Fees hereunder;

                  (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                  (iv) except in accordance with the provisions of Section
            2.1(a)(iii), increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (v) release all or any material portion of the Collateral;

                  (vi) except as the result of or in connection with a
            dissolution, merger or disposition of a Subsidiary permitted under
            Section 8.4, release the Borrower or any of the other Credit Parties from its or their obligations under the Credit Documents;

                  (vii) amend, modify or waive any provision of this Section
            11.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14,
            9.1(a), the last paragraph of 9.2, 11.2, 11.3, 11.5 or 11.9;

                  (viii) reduce any percentage specified in, or otherwise
            modify, the definitions of Required Lenders or Supermajority Lenders; or

                  (ix) consent to the assignment or transfer by the Borrower or any of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

            (b) without the consent of the Agent, no provision of Section 10 may be amended or modified;

            (c) without the consent of the Issuing Lender, no provision of
      Section 2.2 may be amended or modified;

            (d) without the consent of the Swingline Lender, no provision of
      Section 2.3 may be amended or modified;

            (e) without the consent of the Required Lenders, no mandatory prepayment may be waived, provided that the unanimous consent of the Lenders shall be required to waive any mandatory prepayment required by
      Section 3.3(b)(i); and

            (f) without the consent of the Supermajority Lenders, no provision of Section 7.11 may be amended, modified or waived.

Notwithstanding any provision of the Intercreditor Agreement to the contrary, if the vote of the Secured Parties shall be solicited with respect to any proposed amendment, modification, termination or waiver of, or consent, instruction, approval or authorization required under, any provision of the Intercreditor Agreement, the Security Agreement, the Pledge Agreement or any other Collateral Document, such matter shall in all cases first be submitted to the vote of the Lenders hereunder pursuant to the foregoing provisions of this Section 11.6. If the Required Lenders (or such higher percentage of the Lenders as may be specifically required to consent to the matter at issue under the foregoing provisions of this Section 11.6) shall fail to consent to or approve such matter, then each Lender shall be prohibited from consenting to or approving such matter as a Secured Party under the Intercreditor Agreement, Security Agreement, Pledge Agreement or other Collateral Document, as the case may be.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, but subject to the provisions of
Section 6 of the Intercreditor Agreement, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

            11.7 Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

            11.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

            11.9 Survival. All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12, 4.3, 7.13(c), 10.5 or 11.5(b) shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Revolving Notes and the making of the Loans hereunder.

            11.10 Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. In the event that a judicial proceeding is brought against any Credit Party in the State of New York, each Credit Party irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, and such other Persons as may hereafter be selected by such Credit Party irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by each Credit Party to be effective and binding service in every respect. A copy of any such process so served shall be sent by internationally recognized overnight mail or courier service to the Borrower at its address provided in Section 11.1; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Borrower refuses to accept service, service of process sufficient for personal jurisdiction in any action against the Borrower or any other Credit Party in the State of New York may be made by any manner permitted by applicable law. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            11.11 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

            11.12 Entirety. This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

            11.13 Binding Effect; Termination.

            (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and permitted assigns.

            (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

            11.14 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any other Credit Document, on the other hand, this Credit Agreement shall control.

            11.15 Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing or transferring such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party (including, without limitation, to the offices of any such affiliate or Person located outside of the United States), (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

                           [Signature Pages to Follow]

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           RESORTQUEST INTERNATIONAL, INC.
                                    a Delaware corporation


                                    By:_______________________________________
                                       Name:
                                       Title:


GUARANTORS:                         FIRST RESORT SOFTWARE, INC.,
                                    a Colorado corporation

                                    ADVANTAGE VACATION HOMES BY
                                    STYLES, INC., a Delaware corporation

                                    STYLES ESTATES, LTD., INC., a Delaware
                                    corporation

                                    B&B ON THE BEACH, INC., a North Carolina corporation

                                    BRINDLEY & BRINDLEY REALTY &
                                    DEVELOPMENT, INC., a North Carolina
                                    corporation

                                    BLUEBILL PROPERTIES, INC., a Delaware
                                    corporation

                                    BLUEBILL VACATION PROPERTIES, INC.,
                                    a Delaware corporation

                                    COATES, REID & WALDRON, INC., a Delaware corporation

                                    CRW PROPERTY MANAGEMENT, INC.,
                                    a Delaware corporation

                                    COASTAL RESORTS REALTY, L.L.C.,
                                    a Delaware limited liability company

                                    COASTAL RESORTS MANAGEMENT, INC.,
                                    a Delaware corporation

                            [Continued on Next Page]

                                    COLLECTION OF FINE PROPERTIES, INC.,
                                    a Colorado corporation

                                    TEN MILE HOLDINGS, LTD., a Colorado
                                    corporation

                                    HOTEL CORPORATION OF THE PACIFIC,
                                    INC., a Hawaii corporation

                                    HOUSTON AND O'LEARY COMPANY,
                                    a Colorado corporation

                                    MAUI CONDOMINIUM & HOME REALTY,
                                    INC., a Hawaii corporation

                                    THE MAURY PEOPLE, INC., a Massachusetts
                                    corporation

                                    HOWEY ACQUISITION, INC., a Florida
                                    corporation

                                    PRISCILLA MURPHY REALTY, INC., a Florida corporation

                                    REALTY CONSULTANTS, INC., a Florida
                                    corporation

                                    RESORT PROPERTY MANAGEMENT, INC.,
                                    a Utah corporation

                                    SHORELINE RENTALS, INC., a Delaware
                                    corporation

                                    TELLURIDE RESORT ACCOMMODATIONS,
                                    INC., a Colorado corporation

                                    TRUPP-HODNETT ENTERPRISES, INC.,
                                    a Georgia corporation

                                    THE MANAGEMENT COMPANY, INC., a
                                    Georgia corporation

                                    WORTHY OWNER RENTAL GROUP, INC., a
                                    South Carolina corporation

                            [Continued on Next Page]

                                    ABBOTT & ANDREWS REALTY, INC., a
                                    Florida corporation

                                    ABBOTT REALTY SERVICES, INC., a Florida
                                    corporation

                                    ABBOTT RESORTS, INC., a Florida corporation

                                    PLANTATION RESORT MANAGEMENT,
                                    INC., a Delaware corporation

                                    THE TOPS'L GROUP, INC., a Florida
                                    corporation


                                    (The following signature is on behalf of each of the foregoing Guarantors)


                                    By:________________________________________
                                       Name:
                                       Title:

                       [Signatures Continued on Next Page]

LENDERS:                            CITIBANK, N.A.,
                                    as Agent


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    BANK OF AMERICA, N.A.,
                                    as Documentation Agent, Existing Agent, a
                                    Lender and an Issuing Lender


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                    as Syndication Agent and a Lender


                                    By:_____________________________________
                                       Name:
                                       Title:

                                    CITICORP NORTH AMERICA, INC.,
                                    as a Lender and an Issuing Lender


                                    By:_____________________________________
                                       Name:
                                       Title:

                                    UNION PLANTERS BANK,
                                    as a Lender


                                    By:_____________________________________
                                       Name:
                                       Title:

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of JANUARY 22, 2001

                                      among

                         RESORTQUEST INTERNATIONAL, INC.
                                  as Borrower,

                          THE GUARANTORS LISTED HEREIN,
                                 as Guarantors,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                                 CITIBANK. N.A.,
                                    as Agent,

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent,

                        CREDIT LYONNAIS NEW YORK BRANCH,
                              as Syndication Agent,

                                       and

                           SALOMON SMITH BARNEY INC.,
                                   as Arranger

                                   DEFINITIONS

      1.1   Definitions......................................................1

      1.2   Computation of Time Periods.....................................29

      1.3   Accounting Terms................................................29

                                     SECTION 2

                                 CREDIT FACILITIES

      2.1   Revolving Loans.................................................30

      2.2   Letter of Credit Subfacility....................................34

      2.3   Swingline Loans.................................................39

      2.4   Termination of Commitments......................................41

                                     SECTION 3

                   OTHER PROVISIONS RELATING TO CREDIT FACILITIES

      3.1   Default Rate....................................................41

      3.2   Extension and Conversion........................................42

      3.3   Prepayments.....................................................42

      3.4   Voluntary Reduction of Revolving Committed Amount...............44

      3.5   Fees............................................................44

      3.6   Capital Adequacy................................................45

      3.7   Limitation on Eurodollar Loans..................................46

      3.8   Illegality......................................................46

      3.9   Requirements of Law.............................................46

      3.10  Treatment of Affected Loans.....................................48

      3.11  Taxes...........................................................48

      3.12  Compensation....................................................50

      3.13  Pro Rata Treatment..............................................51

      3.14  Sharing of Payments.............................................51

      3.15  Payments, Computations, Etc.....................................52

      3.16  Evidence of Debt................................................54

      3.17  Reinstatement...................................................54

                                    SECTION 4

                                    GUARANTY

      4.1   The Guaranty....................................................55

      4.2   Obligations Unconditional.......................................55

      4.3   Reinstatement...................................................56

      4.4   Certain Additional Waivers......................................57

      4.5   Remedies........................................................57

      4.6   Rights of Contribution..........................................57

      4.7   Continuing Guarantee............................................58

                                    SECTION 5

                                   CONDITIONS

      5.1   Closing Conditions..............................................58

      5.2   Conditions to all Extensions of Credit..........................62

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

      6.1   Financial Condition.............................................63

      6.2   No Material Change..............................................63

      6.3   Organization and Good Standing..................................63

      6.4   Power; Authorization; Enforceable Obligations...................63

      6.5   No Conflicts....................................................64

      6.6   Material Agreements; No Default.................................64

      6.7   Ownership.......................................................64

      6.8   Litigation......................................................64

      6.9   Taxes...........................................................64

      6.10  Compliance with Law.............................................65

      6.11  ERISA...........................................................65

      6.12  Subsidiaries....................................................66

      6.13  Governmental Regulations, Etc...................................66

      6.14  Purpose of Loans and Letters of Credit..........................67

      6.15  Environmental Matters...........................................67

      6.16  Intellectual Property...........................................68

      6.17  Solvency........................................................69

      6.18  Investments.....................................................69

      6.19  Location of Collateral..........................................69

      6.20  Disclosure......................................................69

      6.21  No Burdensome Restrictions......................................69

      6.22  First Priority Lien.............................................69

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

      7.1   Information Covenants...........................................69

      7.2   Preservation of Existence and Franchises........................72

      7.3   Books and Records...............................................73

      7.4   Compliance with Law.............................................73

      7.5   Payment of Taxes and Other Indebtedness.........................73

      7.6   Insurance.......................................................73

      7.7   Maintenance of Property.........................................74

      7.8   Performance of Material Agreements..............................74

      7.9   Use of Proceeds.................................................74

      7.10  Audits/Inspections..............................................74

      7.11  Financial Covenants.............................................75

      7.12  Additional Credit Parties.......................................75

      7.13  Environmental Laws..............................................77

      7.14  Collateral......................................................77

      7.15  Interest Rate Hedge.............................................78

                                     SECTION 8

                                 NEGATIVE COVENANTS

      8.1   Indebtedness....................................................78

      8.2   Liens...........................................................79

      8.3   Nature of Business..............................................79

      8.4   Consolidation, Merger, Dissolution, etc.........................79

      8.5   Investments.....................................................79

      8.6   Restricted Payments.............................................79

      8.7   Prepayments of Indebtedness, etc................................80

      8.8   Transactions with Affiliates....................................80

      8.9   Fiscal Year; Organizational Documents...........................80

      8.10  Limitation on Restricted Actions................................80

      8.11  Ownership of Subsidiaries; Limitations on Borrower..............81

      8.12  Sale Leasebacks.................................................81

      8.13  Asset Dispositions..............................................81

                                    SECTION 9

                                EVENTS OF DEFAULT

      9.1   Events of Default...............................................81

      9.2   Acceleration; Remedies..........................................84

                                   SECTION 10

                                AGENCY PROVISIONS

      10.1  Appointment, Powers and Immunities..............................85

      10.2  Reliance by Agent...............................................86

      10.3  Defaults........................................................86

      10.4  Rights as a Lender..............................................86

      10.5  Indemnification.................................................86

      10.6  Non-Reliance on Agent and Other Lenders.........................87

      10.7  Successor Agents; Resignation of Existing Agent.................87

                                   SECTION 11

                                  MISCELLANEOUS

      11.1  Notices.........................................................88

      11.2  Right of Set-Off; Adjustments...................................89

      11.4  No Waiver; Remedies Cumulative..................................91

      11.5  Expenses; Indemnification.......................................91

      11.6  Amendments, Waivers and Consents................................92

      11.7  Counterparts....................................................94

      11.8  Headings........................................................94

      11.9  Survival........................................................94

      11.10 Governing Law; Submission to Jurisdiction; Venue................95

      11.11 Severability....................................................95

      11.12 Entirety........................................................96

      11.13 Binding Effect; Termination.....................................96

      11.14 Conflict........................................................96

      11.15 Confidentiality.................................................96